Delivery Year 2015 Cattle
Performance Summary

During delivery year 2015, which ended on August 29, U.S. Premium Beef unitholders and associates delivered cattle against nearly 100 percent of our unitholder-owned delivery rights. That was accomplished in spite of higher than normal feed and feeder costs, and widely variable cattle feeding profitability. Thank you to all USPB producers who delivered high quality cattle.

During the delivery year, unitholders and associates who delivered cattle through USPB received an average of $51.12 per head above the cash market, or more than $37.5 million in total grid premiums. With today’s higher break-evens, USPB’s grid premiums made a significant difference in terms of profit/loss on the right quality of cattle. Our producers continued to adjust their management to deliver cattle that hit the targets set on our quality-based grids to maximize the premiums they receive.

For the second consecutive year, USPB carcasses set new records for quality grading during delivery year 2015. The percentage grading Choice and Prime was record high, up over five percentage points from the previous year. The percentage of Certified Angus Beef® (CAB) and Black Canyon® Premium Reserve (BCPR) were the second highest. This was influenced by a record high certification rate for each brand of those carcasses that were black hided.

Even the Ungraded percentage was record low. Essentially, Ungraded applies to carcasses that are not graded Select or higher and is comprised, in part, of those with the lowest levels of marbling.

Industry wide, quality grading was also record high during company history. USPB cattle continue to maintain an advantage of over eight percentage points in Choice and Prime percentage during the delivery year.

Yields were up slightly from the previous year. During delivery years 2012 and 2013, yields were significantly supported due to use of the product Zilmax®. Yield benefit was the third highest on record during delivery year 2015.

Live weights were record high and carcass weights were the second highest in company history, driven in part, by record high feedlot placement weights. Total feedyard gain was record high and apparent average daily gain was the third highest during company history. Although USPB does not collect any closeout information, apparent daily gain can be calculated from the difference between live and placement weight, divided by the days on feed.

The average yield grade of all USPB carcasses and the percentage of yield grade 4 carcasses were both lower than the previous year. Even though backfat was slightly fatter, carcasses had more muscling as measured by ribeye area in relation to carcass weight.

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Fiscal Year 2015 Annual
Meeting in Dodge City

Mark your calendar for U.S. Premium Beef’s fiscal year 2015 annual meeting, which will held at the United Wireless Arena & Conference Center in Dodge City, Kansas on Thursday, March 24, 2016. The format for the meeting has changed to a one-day program. We will now have a late afternoon business meeting, followed by a reception and dinner.

We are pleased to announce Dr. Barry Flinchbaugh, from Kansas State University, will be the featured speaker at the business meeting. Dr. Flinchbaugh is a professor emeritus in the Department of Agricultural Economics. He holds a B.S. degree in Animal Science and a M.S. in Agricultural Economics from Pennsylvania State University, and a Ph.D. in Agricultural Economics from Purdue University. Dr. Flinchbaugh has spent many years assisting and advising in the development of U.S. agricultural policy.

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USPB DELIVERY YEAR PERFORMANCE–KS PLANTS
	DY 2015	DY 2014	DY 2013	DY 2012

In Weight	748	745	739	716
Days Fed	158	151	155	159
Live Weight	1307	1293	1296	1265
Carcass Weight	840	827	843	819
Yield %	64.23	64.00	65.03	64.73
Yield Difference %	0.63	0.78	1.38	0.86
Prime %	3.81	2.76	2.73	2.70
Choice & Prime %	80.96	75.88	71.72	72.44
CAB %	26.20	26.38	24.76	20.32
BCPR %	18.49	18.62	17.59	15.85
Ungraded %	0.83	0.87	1.00	1.20
Hard Bone %	0.45	0.42	0.54	0.66
Yield Grade 1%	8.02	6.24	13.72	13.05
Yield Grade 2%	34.47	30.87	38.50	40.00
Yield Grade 3%	42.66	45.08	37.11	37.68
Yield Grade 4%	13.42	16.07	9.71	8.65
Yield Grade 5%	1.41	1.73	0.88	0.63
Average Yield Grade	2.66	2.76	2.45	2.44
Lightweight %	0.30	0.32	0.29	0.38
Heavyweight %	2.04	1.19	1.94	2.93
Quality Grade $/head	$26.60	$29.59	$31.40	$29.50
Yield Benefit $/head	$24.28	$25.66	$37.86	$23.08
Yield Grade $/head	-$1.21	-$6.57	-$2.84	-$3.42
Outweights $/head	-$3.19	-$2.00	-$3.04	-$4.34
Subtotal Prem. $/head	$46.48	$46.68	$63.38	$44.82
ASV $/head	$0.00	$0.00	$2.50	$8.42
Natural $/head	$4.64	$3.62	$3.82	$2.42
Overall Premium/head	$51.12	$50.30	$69.70	$55.66
Top 75% Prem./head	$65.21	$63.43	$84.09	$70.64
Top 50% Prem./head	$77.98	$74.62	$97.72	$84.75
Top 25% Prem./head	$97.49	$90.18	$117.89	$105.99
CH/SE Spread $/cwt	$8.75	$9.10	$10.62	$9.92
Black-hided %	76.09	77.54	75.45	75.31

Reproduction of any part of this newsletter is expressly forbidden without written permission of U.S. Premium Beef.

Delivery Year 2015 Cattle..	continued from page 1

Plant averages also decreased in yield grade 4 percentage, but not as much as USPB carcasses. This contributed to a significantly smaller discount for yield grade. Another factor was the grid changes made at the beginning of the delivery year that allowed for greater premiums for leaner carcasses.

Natural premiums, across all USPB cattle, were the largest on record due to larger premiums for those programs.  Subtotal,  or  grid  only, premium and  total  overall  premium  were  both the  third highest.

In delivery year 2016, we look to build upon the success we had in 2015 by attracting more quality cattle. Our company’s success, as well as National Beef’s, are greatly influenced by the number and quality of cattle USPB producers deliver. We look forward to working with you as you market your cattle in delivery year 2016.♦

Fiscal Year 2015 Annual Meeting...	continued from page 1

His service on numerous national task forces, boards of directors, and advisory groups has allowed him to provide input on domestic food and agriculture policy. Dr. Flinchbaugh’s presentation will draw upon his knowledge and experience in agriculture, economics, and politics to create a straightforward and entertaining discussion involving these three topics.

 Watch upcoming issues of the UPDATE for more information about the annual meeting. We look forward to seeing you March 24, 2016 in Dodge City.♦

Qualified Seedstock Suppliers Schedule Fall Sales
Heartland Simmental and Angus Heifer Sale	10/25
Lyons Influence Feeder Calf Sale	10/26
Fink Beef Genetics Bull Sale	10/28
Downey Ranch, Inc. Bull and Female Sale	11/6
Kniebel Farms & Cattle, Inc. Bull and Female Sale	11/6
Dalebanks Angus Bull Sale	11/21
Marshall & Fenner	12/5

In addition, the following USPB QSS members are selling bulls at private treaty during the Fall:Cow Camp, Inc., Dalebanks Angus, Inc., Gardiner Angus Ranch, Harms Plainview Ranch, McCurry Brothers Angus, Oleen Brothers.♦

BENCHMARK PERFORMANCE DATA TABLE
Base Grid Cattle Harvested in KS Plants 9/12/15 to 10/10/15
(Numbers in Percent)	Base Grid
	All	Top 25%
Yield	64.54	65.25
Prime	4.16	6.37
CH & PR	77.92	83.33
CAB	22.57	24.94
BCPR	18.46	19.41
Ungraded	2.12	1.95
Hard Bone	0.59	0.32
YG1	10.52	10.25
YG2	34.51	34.21
YG3	39.13	40.29
YG4	13.83	13.60
YG5	2.02	1.65
Light Weight	0.22	0.11
Heavy Weight	5.18	3.21
Average Grid Premiums/Discounts ($/Head)
Quality Grade	$25.25	$36.24
Yield Benefit	$32.10	$57.68
Yield Grade	-$3.23	-$2.20
Out Weight	-$7.71	-$4.65
Natural	$4.35	$15.42
Total Premium	$50.76	$102.49

Did You Know...

✓The easiest, most efficient way to receive settlement sheets and other USPB communications, including the UPDATE, is via email. If you are not currently receiving USPB information electronically and would like to do so, please send your email address to us at uspb@uspb.com.

✓USPB currently has unitholder delivery rights available to lease. If you want to market additional cattle through USPB, please call our office at 866-877-2525.

✓USPB’s Fiscal Year 2015 Annual Meeting will be in Dodge City on March 24, 2016.♦